UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2022

CBTX, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38280	20-8339782
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9 Greenway Plaza, Suite 110

Houston, Texas 77046

(Address of principal executive offices)

(713) 210-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CBTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously disclosed Agreement and Plan of Merger, dated as of November 5, 2021, by and between CBTX, Inc. (“CBTX”) and Allegiance Bancshares, Inc. (“Allegiance”) (as amended from time to time, the “merger agreement”), pursuant to which Allegiance will merge with and into CBTX (the “merger”), with CBTX as the surviving entity (the “combined company”), and after such merger, CommunityBank of Texas, N.A. (“CommunityBank of Texas”), a wholly owned subsidiary of CBTX, will merge with and into Allegiance Bank, a wholly owned subsidiary of Allegiance, with Allegiance Bank as the surviving bank (the “combined bank”), CommunityBank of Texas entered into a new employment agreement with Travis Jaggers (the “Jaggers Employment Agreement”) on August 26, 2022, and CBTX and CommunityBank of Texas entered into a new employment agreement with J. Pat Parsons (the “Parsons Employment Agreement”) on August 26, 2022, in each case, to be effective at the effective time of the merger.

Employment Agreement with Travis Jaggers

Until the effective time of the merger, Mr. Jaggers’ employment with CommunityBank of Texas will continue to be governed by the terms of his amended and restated employment agreement, dated January 4, 2016 (the “Prior Jaggers Employment Agreement”). At the effective time of the merger, the Jaggers Employment Agreement will supersede and replace the Prior Jaggers Employment Agreement. If the merger agreement terminates for any reason without consummation of the merger, then the Jaggers Employment Agreement will be null and void and of no force or effect. The Jaggers Employment Agreement provides that Mr. Jaggers (i) will serve as the President of the combined bank for the term commencing at the effective time of the merger and ending on December 31, 2023; (ii) will receive an annualized base salary of $375,000; (iii) will participate in the combined bank’s annual bonus plan and CBTX’s equity incentive plan; and (iv) will receive a severance payment if his employment is terminated without cause (as defined in the Jaggers Employment Agreement) during the term, for good reason (as defined in the Jaggers Employment Agreement) during the term, or his employment terminates on December 31, 2023, because the term of his employment is not extended, in each case subject to the terms and conditions set forth therein, in an amount equal to the sum of two (2) times annual base salary as of Mr. Jaggers’ date of termination and the amount equal to eighteen (18) times the monthly COBRA premium for continuation coverage under the combined bank’s group health plans, based on Mr. Jaggers’ coverage elections under such plans as of the date of termination, and Mr. Jaggers will be eligible to receive a prorated bonus for the calendar year of the termination of his employment. Additionally, Mr. Jaggers is bound by the restrictive covenants set forth in his employment agreement concerning, among other things, non-competition, confidentiality and non-solicitation.

Employment Agreement with J. Pat Parsons

Until the effective time of the merger, Mr. Parsons’ employment with CBTX and CommunityBank of Texas will continue to be governed by the terms of his employment agreement, dated February 28, 2008, as amended on December 30, 2008 (the “Prior Parsons Employment Agreement”). At the effective time of the merger, the Prior Parsons Employment Agreement and all of the respective rights and obligations of CBTX and Mr. Parsons thereunder shall cease and terminate and Mr. Parson’s employment with the combined bank will be governed by the Parsons Employment Agreement. If the merger agreement terminates for any reason without consummation of the merger, then the Parsons Employment Agreement will be null and void and of no force or effect. The Parsons Employment Agreement provides that Mr. Parsons (i) will serve as Vice Chairman of the combined bank for the term commencing at the effective time of the merger and ending on December 31, 2023; (ii) will receive an annualized base salary of $300,000; (iii) will continue to receive payments of his deferred compensation of $100,000 per year, payable in substantially equal installments on each regularly scheduled payroll period (with the final deferred compensation payment payable on the payroll date for the payroll period that includes July 29, 2023); (iv) will participate in the combined bank’s annual bonus plan and receive an annual cash bonus thereunder of not less than $150,000 per year; (v) will participate in CBTX’s equity incentive plan; and (vi) will receive a severance payment if Mr. Parson’s employment is terminated without cause (as defined in the Parsons Employment Agreement) during the term, for good reason (as defined in the Parsons Employment Agreement) during the term, or his employment terminates on December 31, 2023, because the term of his employment is not extended, in each case subject to the terms and conditions set forth therein, in an amount equal to the sum of 150% of one year’s annual base salary and the amount equal to twelve (12) times the monthly COBRA premium for continuation coverage under the combined bank’s group health plans based on Mr. Parson’s coverage elections under such plans as of the date of termination, and Mr. Parsons will be eligible to receive a prorated bonus for the calendar year of the termination of his employment. Additionally, Mr. Parsons is bound by the restrictive covenants set forth in his employment agreement concerning, among other things, non-competition, confidentiality and non-solicitation.

The foregoing descriptions of the Jaggers Employment Agreement and the Parsons Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Jaggers Employment Agreement and the Parsons Employment Agreement, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Employment Agreement, dated August 26, 2022, by and among CommunityBank of Texas, N.A. and Travis Jaggers.

10.2	Employment Agreement, dated August 26, 2022, by and among CBTX, Inc., CommunityBank of Texas, N.A. and J. Pat Parsons.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBTX, Inc.

Date: August 26, 2022	By:	/s/ Robert T. Pigott, Jr.
Robert T. Pigott, Jr.
Senior Executive Vice President and Chief Financial Officer